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                               SMART ONLINE, INC.

                SMART ONLINE, INC. 2004 EQUITY COMPENSATION PLAN

                         EFFECTIVE AS OF MARCH 31, 2004

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                   SMART ONLINE, INC. EQUITY COMPENSATION PLAN

                         ARTICLE I - GENERAL PROVISIONS

1.1 The Plan is designed, for the benefit of the Company, to attract and retain for the Company personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other companies with respect to equity compensation.

1.2 Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options; (iii) Restricted Stock, and/or (iv) Stock Awards.

1.3     The Plan shall be effective March 31, 2004 (the "EFFECTIVE DATE").

                            ARTICLE II - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 "ACT" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.2 "AGREEMENT" means the written agreement evidencing each Award granted to a Participant under the Plan.

2.3 "AWARD" means an award granted to a Participant of a Stock Option or Restricted Stock or a Stock Award or any combination thereof.

2.4     "BOARD" means the Board of Directors of the Company.

2.5 "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.6 "COMMITTEE" means the committee consisting of TWO OR MORE members of the Board as may be appointed by the Board to administer this Plan pursuant to Article III or for such limited purposes as may be provided by the Board. In the event the Board does not appoint such committee, all references to the "Committee" herein shall mean the Board.

2.7 "COMPANY" means Smart Online, Inc., a Delaware corporation, and its successors and assigns.

2.8 "DISABILITY," with respect to any Incentive Stock Option, means disability as determined under Code section 22(e)(3), and with respect to any other Award, means (i) with respect to a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance, or (ii) with respect to any Participant (including a Participant who is eligible to participate in the

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        Employer's program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

2.9 "ELIGIBLE PARTICIPANT" means an employee of the Employer (including an officer), as shall be determined by the Committee, as well as any other person or entity, including a non-employee member of the Board or a consultant who provides or has provided services to the Employer, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

2.10 "EMPLOYER" means the Company and its parent and subsidiary corporations (within the meaning of Code sections 424(e) and (f)) during any relevant period. With respect to all purposes of the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of "Employer."

2.11 "FAIR MARKET VALUE" means the value of a share of Stock, as determined in good faith by the Committee; provided, however, that

        (a) if the Stock is listed on a national securities exchange, Fair Market Value on a date shall be the closing sale price reported for the Stock on such exchange on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of stock were sold on such date, then Fair Market Value on such date shall be the closing sale price reported for the Stock on such exchange on the last prior date on which at least 100 shares were sold, all as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable; and

        (b) if the Stock is not listed on a national securities exchange but is admitted to quotation on the National Association of Securities Dealers Automated Quotation System or other comparable quotation system, Fair Market Value on a date shall be the last sale price reported for the Stock on such system on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices reported for the Stock on such system on such date or, if no shares of Stock were sold on such date, then Fair Market Value on such date shall be the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold, all as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable; and

        (c) If the Stock is not traded on a national securities exchange or reported by a national quotation system, if any broker-dealer makes a market for the Stock, then the Fair Market Value of the Stock on a date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices for the Stock in such market on such date or, if no prices are quoted on such date, then Fair Market Value on such date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on the last date on which at least 100 shares of Stock were sold.

        (d) if the Stock is not traded on any national securities exchange or reported on nay national quotation system and if no broker-dealer makes a market in the Stock, then

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                the Fair Market Value of the Stock shall be the value determined by the Committee using any reasonable means selected by the Committee.

        Further, in all cases, the Committee shall determine Fair Market Value in connection with an Incentive Stock Option in accordance with Code section 422 and the rules and regulations thereunder.

2.12 "INCENTIVE STOCK OPTION" means a Stock Option granted to an Eligible Participant under Article IV of the Plan.

2.13 "NONQUALIFIED STOCK OPTION" means a Stock Option granted to an Eligible Participant under Article V of the Plan.

2.14    "OPTION GRANT DATE" means, as to any Stock Option, the latest of:

        (a) the date on which the Committee takes action to grant the Stock Option to the Participant;

        (b) the date the Participant receiving the Stock Option becomes an employee of the Employer, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

        (c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate.

2.15 "PARTICIPANT" means an Eligible Participant to whom an Award has been granted and who has entered into an Agreement evidencing the Award.

2.16 "PLAN" means the Smart Online, Inc. 2004 Equity Compensation Plan, as amended from time to time.

2.17 "PUBLIC OFFERING" means any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, including the Company's initial public offering.

2.18 "RESTRICTED STOCK" means an Award of Stock under Article VII of the Plan, which Stock is issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to sell, transfer, pledge or assign such Stock, to vote such Stock, and/or to receive any cash dividends with respect to such Stock, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.19 "RESTRICTION PERIOD" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

2.20 "RETIREMENT" means retirement from active employment with the Employer, as determined by the Committee.

2.21 "STOCK" means shares of common stock of the Company as may be adjusted pursuant to the provisions of Section 3.10.

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2.22    "STOCK AWARD" means an Award of Stock granted as payment of compensation, as provided in Article VIII of the Plan.

2.23 "STOCK OPTION" means an Incentive Stock Option granted under Article IV or a Nonqualified Stock Option granted under Article V herein. A Stock Option granted under the Plan shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option and, in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.24 "TERMINATION OF SERVICE" means, with respect to a Participant, the discontinuance of the Participant's service relationship with the Employer, including but not limited to service as an employee of the Employer, as a non-employee member of the board of directors of any entity constituting the Employer, as an independent contractor performing services for the Employer, or as a consultant to the Employer. Except to the extent provided otherwise in an Agreement or determined otherwise by the Committee, a Termination of Service shall not be deemed to have occurred if the capacity in which the Participant provides service to the Employer changes (for example, a change from consultant status to employee status) or if the Participant transfers among the various entities constituting the Employer, so long as there is no interruption in the provision of service by the Participant to the Employer. The determination of whether a Participant has incurred a Termination of Service shall be made by the Committee in its discretion. A Participant shall not be deemed to have incurred a Termination of Service if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Employer of 90 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract.) In the event a Participant's leave of absence exceeds this period, he will be deemed to have incurred a Termination of Service on the day following the expiration date of such period. Notwithstanding the foregoing, the determination of whether a Termination of Service has occurred with respect to an Incentive Stock Option shall be made consistent with Code section 422.

                          ARTICLE III - ADMINISTRATION

3.1 This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with rule 16b-3 under the Act, Code section 162(m) or any other law or for any other purpose. The Board may appoint originally, and as vacancies occur, the members of the Committee who shall serve at the pleasure of the Board. The Board may serve as the Committee if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee. To the extent that a Committee has not otherwise been appointed, references to the "Committee" herein shall mean the Board.

3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

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3.3     The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Stock Options or shares of Stock subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their estates and beneficiaries.

3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

3.5 Subject to adjustment as provided in Section 3.10, the aggregate number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan shall be Five Million (5,000,000) shares. Such shares of Stock shall be made available from authorized and unissued shares of Stock. If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Awards granted under the Plan and shall again be available for issuance pursuant to Awards granted under the Plan. If the exercise price and/or withholding obligation under a Stock Option is satisfied by tendering shares of Stock to the Company (either by actual delivery or attestation), only the number of shares of Stock issued net of the share of Stock so tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

3.6 Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee.

3.7 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

        (a) the listing of such shares on any stock exchange or national quotation system on which the Stock may then be listed; and

        (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.8 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or national quotation system upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be

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        placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.9 Subject to the restrictions on Restricted Stock, as provided in Article VII of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded a Stock Option shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

3.10 If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then the Committee shall make equitable adjustments in:

        (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Section 3.5 of the Plan;

        (b) the number of shares and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

        (c) the purchase price to be paid per share of Stock under outstanding Stock Options; and

        (d) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Stock;

        provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an incentive stock option within the meaning of Code section 422, unless the Committee takes affirmative action to treat such Stock Option instead as a Nonqualified Stock Option.

3.11 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding,

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        except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

3.12 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof and/or that he has met such other requirements as the Committee determines may be applicable to such purchase. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

3.13 The Committee shall be authorized to make adjustments in performance based criteria or in the other terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make such awards in the future in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate to assume the outstanding awards, rights and obligations.

3.14    All outstanding Awards to any Participant may be canceled if:

        (a) the Participant, without the consent of the Committee, while employed by the Employer or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Employer or with any business in which the Employer has a substantial interest or that has a substantial interest in the Employer, as determined by the Committee; or

        (b) the Participant is terminated for cause as determined by the Committee.

3.15 In connection with any Public Offering, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock acquired under the Plan without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the Public Offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed the period for which securities owned by the Chief Executive Officer of the Company are subject to the same restrictions. Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Stock acquired under the Plan shall be immediately subject to the Market Stand-Off, to the same extent the Stock acquired under the Plan is at such time covered by such provisions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer restrictions with respect to the Stock acquired under the Plan until the end of the applicable stand-off period.

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                      ARTICLE IV - INCENTIVE STOCK OPTIONS

4.1 Each provision of this Article IV and of each Incentive Stock Option granted under the Plan shall be construed in accordance with the provisions of Code section 422, and any provision hereof that cannot be so construed shall be disregarded.

4.2 All or any portion of the shares of stock authorized for issuance pursuant to Section 3.5 herein shall be available for issuance pursuant to Incentive Stock Options granted under the Plan.

4.3 Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Employer, each of whom may be granted one or more such Incentive Stock Options for a reason related to his employment at such time or times determined by the Committee following the Effective Date through the date which is ten (10) years following the Effective Date, subject to the following conditions:

        (a) The Incentive Stock Option exercise price per share of Stock shall be set in the corresponding Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date. However, if the Eligible Participant owns more than 10% of the outstanding capital stock of the Company (as determined pursuant to Code sections 422(b)(6) and 424(d)) on the Option Grant Date, the Incentive Stock Option price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date.

        (b) The Incentive Stock Option may be exercised in whole or in part within ten (10) years from the Option Grant Date (five (5) years if the Eligible Participant owns more than 10% of the outstanding capital stock of the Company (as determined pursuant to Code Sections 422(b)(6) and 424(d) on the Option Grant Date), or such shorter period as may be specified by the Committee in the Agreement.

        (c) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Code section 422, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

4.4 The Incentive Stock Option Agreement may include any other terms and conditions not inconsistent with this Article IV or in Article VI, as determined by the Committee.

4.5 To the extent the aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which incentive stock options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or any other plan of the Company and its parent and subsidiary corporations (within the meaning of Code sections 424(e) and (f)) by any Participant exceeds $100,000, such Incentive Stock Options granted under the Plan shall be treated as Nonqualified Stock Options granted under Article V to the extent of such excess.

4.6     Any Incentive Stock Option that fails to qualify as such under Code section 422 shall be treated as a Nonqualified Stock Option.

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                     ARTICLE V - NONQUALIFIED STOCK OPTIONS

5.1 Nonqualified Stock Options may be granted to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, subject to the terms and conditions set forth in this Article V.

5.2 The Nonqualified Stock Option exercise price per share of Stock shall be established in the Agreement and may be more than, equal to or less than 100% of the Fair Market Value at the time of the grant, but may not be less than the par value of the Stock.

5.3 A Nonqualified Stock Option may be exercised in full or in part from time to time within such period as may be specified by the Committee in the corresponding Agreement; provided, that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been specified in the Nonqualified Stock Option Agreement; provided, that such period following a Termination of Service shall in no event extend the original exercise period of the Nonqualified Stock Option.

5.4 The Nonqualified Stock Option Agreement may include any other terms and conditions not inconsistent with this Article V or in Article VI, as determined by the Committee.

                     ARTICLE VI - INCIDENTS OF STOCK OPTIONS

6.1 Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions that may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

6.2 Except as provided below, a Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution or, to the extent otherwise allowed by applicable law, pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or in the event of his death or Disability, by his guardian or legal representative. However, a Nonqualified Stock Option may be transferred and exercised by the transferee to the extent permitted by the Committee and to the extent determined by the Committee to be consistent with securities and other applicable laws, rules and regulations and with Company policy.

6.3 Shares of Stock purchased upon exercise of a Stock Option shall be paid for at the time of exercise (or, in case of an exercise pursuant to a cashless exercise mechanism described below, as soon as practicable after such exercise) in cash or by tendering (either by actual delivery or by attestation) shares of Stock held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, and valued as of the exercise date or in any combination thereof in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the corresponding Stock Option Agreement. The Committee may establish a cashless exercise mechanism by which a Participant may pay the exercise price under a Stock Option by irrevocably authorizing a

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        third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire exercise price and/or any tax withholding resulting from such exercise. Notwithstanding anything in the Plan or the applicable Agreement to the contrary, with respect to any Participant who is subject to the provisions of Section 16 of the Exchange Act, cashless exercises shall only be permitted to the extent that they may be made in compliance with
        Section 16 and Rule 16b-3 thereunder.

6.4 If a Stock Option Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of a Stock Option shall take the form of Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

6.5 No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options. The Committee may provide, however, that a Participant to whom a Stock Option has been granted which is exercisable in whole or in part at a future time for shares of Stock shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Stock Option. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

        (a) paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Stock Option if it shall not have been fully exercised; or

        (b) converted into contingently credited shares of Stock, with respect to which dividend equivalents may accrue, in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

        Such Stock, whether delivered or contingently credited, shall be charged against the limitations set forth in Plan Section 3.5.

6.6 The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

6.7 If a Participant is required to pay to the Employer an amount with respect to income and employment tax withholding obligations in connection with exercise of a Stock Option, and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by surrendering shares of Stock which the Participant already owns or by making an irrevocable election that, in lieu of the issuance of Stock, a portion of the total Fair Market Value of the shares of Stock subject to the Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be surrendered for cash and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the Stock Option exercise transaction.

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

6.8 The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Stock Options.

6.9 The Committee may provide in any Stock Option Agreement entered into pursuant to the Plan, or by separate agreement, that if a Participant makes payment upon the exercise of any Stock Option granted under this Plan in whole or in part through the surrender of shares of Stock, such Participant shall automatically receive a new Stock Option for the number of shares of Stock so surrendered by him at a price equal to the Fair Market Value of the shares of Stock at the time of surrender, exercisable on the same basis and having the same terms as the underlying Stock Option or on such other basis as the Committee shall determine and provide in the Stock Option Agreement.

                         ARTICLE VII - RESTRICTED STOCK

7.1 Restricted Stock Awards may be made to Participants as incentives for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

7.2     With respect to Awards of Restricted Stock, the Committee shall:

        (a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

        (b)     determine the length of the Restriction Period;

        (c) determine any restrictions applicable to the Restricted Stock such as service or performance;

        (d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

        (e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or paid to the Company for the account of the Participant.

7.3 Awards of Restricted Stock must be accepted within a period of 60 days, or such other period as the Committee may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless such recipient

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

        has executed a Restricted Stock Agreement, has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

7.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Agreement, if a Participant terminates employment with the Employer for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

7.5 Except as otherwise provided in this Article VII, or as otherwise provided in the Restricted Stock Agreement, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.6 To the extent not otherwise provided in a Restricted Stock Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee may in its discretion elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

7.7 In the event of hardship or other special circumstances of a Participant whose employment with the Employer is involuntarily terminated, the Committee may in its discretion elect to waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

7.8 Upon an Award of Restricted Stock to a Participant, one or more stock certificates representing the shares of Restricted Stock shall be registered in the Participant's name. Such certificates may either:

        (a) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock; and/or

        (b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

7.9 Except as provided in this Article VII or in the applicable Restricted Stock Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts.

7.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.11 In order to better ensure that Award payments actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                           ARTICLE VIII - STOCK AWARDS

8.1 A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

8.2 For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

8.3 Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock, as adjusted under
        Section 3.10, if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted.

8.4 A Stock Award shall be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Agreement in such form as the Committee shall determine.


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

                     ARTICLE IX - AMENDMENT AND TERMINATION

9.1 The Board, at any time and from time to time, may amend or terminate the Plan (including, but not limited, to amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to Stock Option exercises or to comply with applicable financial reporting guidelines). To the extent required by Code section 422 and/or the rules of the exchange upon which the Stock is traded, no amendment, without approval by the Company's shareholders, shall:

        (a)     alter the group of persons eligible to participate in the Plan;

        (b) except as provided in Plan Section 3.10, increase the maximum number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan;

        (c) extend the period during which Incentive Stock Options may be granted beyond the date which is ten (10) years following the Effective Date;

        (d) limit or restrict the powers of the Committee with respect to the administration of this Plan;

        (e) change the definition of an Eligible Participant for the purpose of an Incentive Stock Option or increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock Option;

        (f) materially increase the benefits accruing to Participants under this Plan; or

        (g)     change any of the provisions of this Article IX.

9.2 The Committee shall be entitled to create, amend or delete appendices to this Plan as specified herein.

9.3 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award previously granted to such Participant under this Plan; provided, however, the Committee retains the right and power to treat any outstanding Incentive Stock Option as a Nonqualified Stock Option as provided herein.

9.4 Notwithstanding anything herein to the contrary, if the right to receive or benefit from any Award, either alone or together with payments that a Participant has the right to receive from the Employer, would constitute a "parachute payment" under Code section 280G, all such payments may be reduced, in the discretion of the Committee, to the largest amount that will avoid an excise tax to the Participant under Code section 280G.

                      ARTICLE X - MISCELLANEOUS PROVISIONS

10.1 Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the employ of the Employer, or to serve as a director or consultant thereof, or interfere in any way with the right of the Employer to terminate his or her employment or relationship at any time. Unless otherwise agreed to by the Board, no

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

        Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees unless the Employer shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VII with respect to Restricted Stock and except as otherwise provided by the Committee.

10.2 The Committee or the Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award or the exercise thereof, including, but not limited to, withholding the payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Employer for the amount the Employer is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Employer for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold. The amount withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the exercise transaction.

10.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

10.4 The terms of the Plan shall be binding upon the Employer, and its successors and assigns.

10.5 The Plan is intended to constitute an "UNFUNDED" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards under the Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

10.6 Each Participant being granted a Restricted Stock Award or exercising any other Award under the Plan agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b), or any similar provision thereof.

10.7 If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

10.8 The Committee may incorporate additional or alternative provisions for this Plan with respect to residents of one or more individual states to the extent necessary or desirable under state securities laws. Such provisions shall be set out in one or more appendices hereto which may be amended or deleted by the Committee from time to time.

10.9 By accepting any Award, Participant agrees to execute and deliver such lock-up or other agreements restricting the ability of Participant to sell the Shares or other securities of the Company requested by the Company any underwriter, placement agent or investment banker in connection with any public or private offer or sale of securities by the Company. The Company may impose stock transfer restrictions to enforce this provision whether or not Participant signs such an agreement.

10.10 By accepting any Award, Participant hereby agrees to comply with any plan, policy or other document of the Company approved by the Board of Directors of the Company to ensure compliance with securities laws, rules and regulations both during the term of employment of Participant and for one (1) year thereafter. The Company may impose stop-transfer restrictions to enforce this provision.

        IN WITNESS WHEREOF, this document is executed effective as of the date specified above.

                                                    SMART ONLINE, INC.

(CORPORATE SEAL)

                                           By:    /s/ D. Michael Nouri
                                               --------------------------------
                                                 D. Michael Nouri, President
ATTEST:

  /s/ Ronna Loprete
--------------------------------
Ronna Loprete, Secretary







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